As filed with the U.S. Securities and Exchange Commission on September 11, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iOThree Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Cayman Islands	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

161 Kallang Way, #07-01 and #07-08

Singapore 349247

+65 3105 1699
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Di Ban, Esq. Bandi & Associates PLLC 1 Pennsylvania Plaza, Floor 35 New York, NY 10119 Tel: +1 646 210 5559	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2026

IOTHREE LIMITED

1,992,032 Units, Each Unit Consisting of One Ordinary Share or One Pre-Funded Warrant

Exercisable for One Ordinary Share and

one Common Warrant Exercisable for one Ordinary Share

Up to 1,992,032 Ordinary Shares underlying the Pre-Funded Warrants

1,992,032 Ordinary Shares underlying the Common Warrants

We are offering on a best-efforts basis up to 1,992,032 units (the “Units”), each consisting of one ordinary share of a par value of US$0.0625 per share (each an “Ordinary Share”) or one Pre-Funded Warrant (defined below) of iOThree Limited (“iO3 Cayman,” the “Company,” “we,” “our,” “us”), together with one warrant (each a “Common Warrant”), each to purchase up to one Ordinary Share, at an assumed offering price of US$2.51 per Unit, which is the last reported sale price of our Ordinary Share, as reported on the Nasdaq Capital Market (the “Nasdaq”) on September 4, 2026. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

The Ordinary Shares and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Common Warrants that are part of a Unit, but the components of the Units will be immediately separable and will be issued separately in this offering. A holder of a Common Warrant may not exercise any portion of a Common Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Ordinary Shares after exercise, as such ownership percentage is determined in accordance with the terms of the Common Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Common Warrant is exercisable immediately on the date of issuance at an exercise price of US$2.51 per share (equal to 100% of the offering price of each Unit sold in this offering) and will expire three (3) years from the date of issuance.

The exercise price and the number of shares issuable under the Common Warrants will be proportionately adjusted in the event of certain transactions involving our Ordinary Shares, including stock dividends or share splits, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the Common Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest volume weighted average price (“VWAP”) during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Common Warrants are outstanding, the Company sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or securities convertible or exercisable into Ordinary Shares, except for certain exempt issuances (each a “Subsequent Equity Sale”) for a per share price less than the then effective exercise price of the Common Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Common Warrant shall be reduced to an amount equal to the price of the Subsequent Equity Sale.

Other than the adjustments above, in no event shall the exercise price of the Common Warrants be reduced below a floor price of $[●], as adjusted for share dividends, share splits, stock combinations and other similar transactions. See “Description of Warrants” on page 28 of this prospectus for more information regarding the terms of the Common Warrants.

We are also registering the Ordinary Shares issuable from time to time upon exercise of the Common Warrants included in the Units offered hereby.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one Ordinary Share, each a “Pre-Funded Warrant”). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Ordinary Share. The purchase price of each Unit including a Pre-Funded Warrant will be US$2.509, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including Ordinary Shares we are offering will be decreased on a one-for-one basis.

Our Ordinary Shares are listed on Nasdaq under the symbol “IOTR.” On September 4, 2026, the last reported sales price of our Ordinary Shares on Nasdaq was US$2.51 per share.

Our issued and outstanding share capital is a dual class structure consisting of Ordinary Shares and class A shares of a par value of US$0.0625 each (the “Class A Shares”). Holders of Ordinary Shares and Class A Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class A Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. Also, each Class A Share is convertible into one (1) Ordinary Share at any time at the option of the holder thereof, but in no event shall Ordinary Shares be convertible into Class A Shares. Holders of Ordinary Shares and Class A Shares have the same rights except for voting rights and conversion rights.

On June 3, 2025, the Company received a letter from Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. Nasdaq provided the Company with a 180 calendar days compliance period, or until December 1, 2025, in which to regain compliance with Nasdaq continued listing requirement.

On October 16, 2025, our Board of Directors approved a ten (10)-for-one (1) reverse share split of the Company’s issued and unissued Ordinary Shares (the “Reverse Share Split”). The Reverse Share Split became effective on November 10, 2025. Upon effectiveness, every ten Ordinary Shares automatically combined into one Ordinary Share. No fractional shares were issued, and any fractional amounts were rounded up to the nearest whole share. Immediately following the Reverse Share Split, the Company had approximately 733,347 Ordinary Shares and 1,831,675 Class A Shares issued and outstanding. Unless otherwise indicated, all share and per-share information in this prospectus reflect this Reverse Share Split.

There is no established trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

The offering price for the securities in this offering will be determined at the time of pricing, and may be at a discount to the current market price at the time. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price. The final offering price will be determined through negotiation between us, the Placement Agent (defined below) and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two trading days following the commencement of sales in this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Any proceeds from the sale of Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 11 in this prospectus and “Item 3. Key Information — 3.D. Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2026 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2026 (the “2026 Annual Report”) for more information.

We are both an “emerging growth company” and a “foreign private issuer” under applicable SEC rules and will be eligible for reduced public company disclosure requirements. See sections entitled “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer” for additional information.

Our issued and outstanding shares consist of 3,032,199 Ordinary Shares and 1,831,675 Class A Shares as of the date of this prospectus. Following the completion of this offering, assuming the sales of all the securities being offered in this offering, the full exercise of the Pre-Funded Warrants, if there is any issuance of Pre-Funded Units, Eng Chye Koh, our founder, Chairman and Chief Executive Officer, will indirectly beneficially hold approximately 94.9% of the aggregate voting power of our issued and outstanding shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules.

We have engaged Maxim Group LLC as our sole placement agent (“Maxim” or the “Placement Agent”). The Placement Agent has no obligation to purchase and is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the fee set forth in the table below and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

	Per Unit			Total(4)
Public offering price(1)	$	[●]	$	[●]
Placement Agent fees(2)	$	[●]	$	[●]
Proceeds, before expenses, to us(3)	$	[●]	$	[●]

(1)	Offering price per Unit is assumed to be $2.51, which is the last reported sale price of our Ordinary Share, as reported on Nasdaq on September 4, 2026.

(2)	We have agreed to pay the Placement Agent a cash fee equal to seven and one-half percent (7.5%). We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 36 of this prospectus for a description of the compensation to be received by the Placement Agent.

(3)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s fees and reimbursement of the Placement Agent’s expenses, will be $100,000.

(4)	Total gross proceeds are calculated assuming the sales of all the securities being offered in this offering, full exercise of the Pre-Funded Warrants, if any, and no exercise of the Common Warrants.

If we complete this offering, net proceeds will be delivered to us on the closing date. We expect to deliver the securities against payment in U.S. dollars in New York, NY to investors on or about [●], 2026, subject to satisfaction of certain customary closing conditions.

Investing in our securities involves a high degree of risk. You should carefully consider the matters described under the caption “Risk Factors” beginning on page 11 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Maxim Group LLC

Prospectus dated [●], 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any amendment or supplement to this prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

We and the Placement Agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our securities is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Commonly Used Defined Terms

Except where the context otherwise requires and for purposes of this prospectus only, “iO3 Cayman,” “we,” “us,” “our company,” “Company” and “our” refer to iOThree Limited, a Cayman Islands company limited by shares. Unless otherwise stated in this prospectus, references to:

●	“2026 Annual Report” means the 2026 Annual Report on 20-F filed by the Company on July 7, 2026.

●	“All Wealthy” means All Wealthy International Limited, a company incorporated under the laws of the British Virgin Islands.

●	“BVI” means the British Virgin Islands.

●	“Class A Shares” means the class A shares of the Company, par value of $0.0625 per share.

●	“Companies Act” means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented and/or otherwise modified from time to time.

●	“EU” means the European Union.

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

●	“iO3 BVI” means iOThree Maritime Technologies Limited, a subsidiary of our Company incorporated under the laws of the British Virgin Islands on August 21, 2023.

●	“iO3 Cayman” means iOThree Limited, an exempted company incorporated under the laws of the Cayman Islands on August 21, 2023 as a holding company.

●	“iO3 Singapore” means iO3 Pte. Ltd. incorporated under the Singapore Companies Act as an exempt private company limited by shares on February 19, 2019.

●	“iO3 Strategic” means iO3 Strategic Investments Limited, a BVI business company incorporated under the laws of the British Virgin Islands on August 21, 2023.

●	“IoT” means Internet of Things.

●	“Nasdaq” means The Nasdaq Stock Market LLC.

●	“Nasdaq Listing Rules” means the Listing Rules adopted by The Nasdaq Stock Market LLC, as the same may be amended from time to time.

●	“operating subsidiaries” means iO3 Singapore and iO3 Sdn. Bhd.

●	“Ordinary Shares” means the ordinary shares of the Company, par value of $0.0625 per share.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the United States Securities Act of 1933, as amended.

●	“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

●	“Singapore Dollars” or “S$” means Singapore dollars.

●	“United States” or “U.S.” means the United States of America, including the states, the District of Columbia and its territories and possessions.

●	“U.S. Dollars”, “US$” or “$” means U.S. dollars.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The maritime market may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our securities. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus or incorporated by reference into this prospectus. You should read carefully the entire document or documents incorporated by reference in this prospectus, including our historical financial statements and related notes incorporated by reference herein, to understand our business, the offered securities and the other considerations that are important to your investment decision. You should pay special attention to the “Risk Factors” section beginning on page 11 as well as the risk factors described under the heading “Risk Factors” in our 2026 Annual Report.

Overview

We are a leading provider of maritime digital technologies including satellite connectivity and digitalization solutions in Singapore focused on facilitating the maritime industry towards digital transformation. Based on the Frost & Sullivan Report, as of March 31, 2024, we ranked fifth in the Singaporean market based on revenue from the provision of maritime connectivity and digital solutions with a market share of approximately 6.2%. Our company was established to adopt an innovative approach towards the management of solutions accustomed to contemporary needs and drive the digital evolution in the maritime industry.

We have two operating segments: (i) satellite connectivity solution, and (ii) digitalization and other solutions. In the satellite connectivity solution segment, we offer integrated satellite connectivity solution through the provision of satellite connectivity services and the sales and/or lease of satellite network equipment and devices for shipboard network management. In the digitalization and other solutions segment, we are involved in designing digital solutions, providing information technology support, and providing shipboard support services for IT and operational technology applications enablement.

Our digitalization platform — “Just A Really Very Intelligent System” (“JARVISS”) — has been specifically designed to support enhanced integrated solutions, asset optimization and delivery of secured critical applications globally. It hosts a fleet of native applications developed by us as well as third party applications, consolidating essential functions such as Internet of Things (“IoT”) and vessel management. Our unique platform seamlessly integrates these applications, simplifying maritime operations and fostering unprecedented efficiency and leads us to be a pioneer of integrated maritime connectivity and digital solution providers. For further details regarding JARVISS, see the section entitled “Business — Our flagship solution — JARVISS”. In addition to JARVISS, our portfolio of digital solutions encompasses our “V.Suite” solutions and our new enterprise resource planning system — “Future Ready Intelligent Digital Assistant System” (“FRIDAY”).

Our Competitive Strengths

We are committed to providing our customers with a wide range of technology options, ensuring consistency, top-notch quality, and dependable services. Our diversified portfolio of solutions is fully customizable and designed to meet our customers’ individual requirements. We believe that our array of competitive advantages positions us to not only maintain but also strengthen our position in the industry. Our competitive strengths include:

●	Committed and experienced management team;

●	Loyal networks of customers and partners;

●	Proven track record in the industry and extensive industry experience; and

●	Culture of Growth and Innovation.

Our Growth Strategies

We plan to expand our business and strengthen our market position in the maritime industry by implementing the following business strategies and future plans.

●	Broaden and enhance our current solution offerings;

●	Increase our geographical presence;

●	Pursue mergers and acquisitions;

●	Adapt to digitalization and changing market conditions; and

●	Broaden our partner ecosystem by forming strategic alliances.

Summary of Key Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 11 of this prospectus and in “Item 3. Key Information — 3.D. Risk Factors” in our 2026 Annual Report. These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	We are an early-stage company with a limited operating history. Our relatively short track record makes it difficult to evaluate our historical performance or predict our future prospects.

●	Loss of key employees and the inability to continuously recruit and retain qualified employees could hurt our competitive position.

●	The emergence of a competing maritime digital shipboard platform or other similar products and services could reduce the competitive advantage we believe we currently enjoy with JARVISS, which offers an open, participative infrastructure for a diversified portfolio of applications to be transmitted efficiently, with built-in cybersecurity protection.

●	Satellite failures or degradations in satellite performance could affect our business, financial condition and results of operations.

●	We generate a significant percentage of our revenue from certain key customers, and anticipate this concentration will continue for the foreseeable future, and the loss of one or more of our key customers could negatively affect our business and operations results.

●	As we rely on a small number of suppliers, supplier concentration may expose us to significant financial credit or performance risk.

●	Defects, errors or other performance problems in our software or hardware, or the third-party software or hardware on which we rely, could harm our reputation, result in significant costs to us, impair our ability to sell our systems and subject us to substantial liability.

●	We are devoting significant resources to research and development efforts that may be unsuccessful. If we are unable to improve our existing products and services and develop new, innovative products and services, our sales and market share may decline.

●	Our reliance on distributors could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Risks Related to Legal, Regulatory and Governmental Matters

●	Most of our operations are carried out in Singapore. As a result, our operations are subject to various political, economic, and other risks and uncertainties inherent to operating in that jurisdiction.

●	It will be difficult to obtain jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

●	We may become subject to warranty claims, product recalls and product liability claims and may be adversely affected by unfavorable court decisions or legal settlements.

Risks Related to Intellectual Property, Information Technology, Data Privacy and Cybersecurity

●	A material failure, inadequacy, interruption or security failure of our technology networks and related systems could harm our business.

●	We depend on cloud-based data services operated by third parties, and any disruption in the operation of these services could harm our business.

●	Cybersecurity breaches, attacks and other similar incidents, as well as other disruptions, could compromise our confidential and proprietary information, including personal information, and expose us to liability and regulatory fines, increase our expenses, or result in legal or regulatory proceedings, which would cause our business and reputation to suffer.

●	We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which can increase the cost of doing business, compliance risks and potential liability.

●	We use open-source software in our systems, which could negatively affect our ability to offer our systems and subject us to litigation and other actions.

Risks Related to Ownership of Our Securities

●	We are a foreign private issuer and, as a result, are not subject to U.S. proxy rules but are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	In addition to being a foreign private issuer, we are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, are eligible for exemptions from certain corporate governance requirements.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Our Third Amended and Restated Memorandum and Articles of Association designate the Cayman Islands as the exclusive forum for certain litigation that may be initiated by our shareholders and the United States District Court for the Southern District of New York as the exclusive forum for litigation arising under the federal securities laws of the United States, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	Our Ordinary Shares will be subject to potential delisting if we do not meet or continue to maintain the listing requirements of Nasdaq.

●	Our share price has fallen significantly and we could be delisted, in which case broker-dealers may be discouraged from effecting transactions in our Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

●	Our dual-class share structure concentrates voting power in holders of Class A Shares, which limits the ability of holders of Ordinary Shares to influence corporate decisions and may adversely affect the trading price of our Ordinary Shares.

●	For as long as we are an emerging growth company, we will not be required to comply with certain requirements that apply to other public companies.

Risks Related to This Offering

●	This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans.

●	You may experience significant dilution as a result of this offering, the exercise of the Pre-Funded Warrants or the Common Warrants, and future equity offerings or acquisitions.

●	Short selling may drive down the market price of our Ordinary Shares.

●	There is no public market for the Common Warrants or the Pre-Funded Warrants.

●	The Common Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

●	Holders of the Common Warrants and the Pre-Funded Warrants will not have rights of holders of our Ordinary Shares until such warrants are exercised.

●	Our management will have broad discretion over the use of the net proceeds from this offering.

●	The price of the Ordinary Shares and other terms of this offering have been determined by us along with our Placement Agent.

●	Due to the dilutive nature of the Common Warrants, we face a risk that Nasdaq may seek to delist our Ordinary Shares due to public interest concerns.

●	The reverse share split to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of our Ordinary Shares.

●	The Common Warrants contain a Share Combination Event adjustment feature that could substantially reduce the exercise price of the Common Warrants and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders.

Corporate History

References to share described in this subsection have not been adjusted to give effect to the Reverse Share Split.

On February 19, 2019, iO3 Pte. Ltd., or iO3 Singapore, was incorporated under the Singapore Companies Act as an exempt private company limited by shares.

On August 21, 2023, we incorporated iOThree Limited, or iO3 Cayman, as a holding company under the laws of the Cayman Islands as an exempted company with limited liability. iO3 Cayman has no substantive operations other than holding all of the issued share capital of iO3 BVI.

On August 21, 2023, our founder, Chairman and Chief Executive Officer, Eng Chye Koh, incorporated iOThree Maritime Technologies Limited, or iO3 BVI, a holding company incorporated under the laws of the British Virgin Islands, which has no substantial operations in the British Virgin Islands. On September 4, 2023, iO3 Cayman acquired 100% of the equity interests of iO3 BVI from Mr. Koh.

On October 6, 2023, as part of a reorganization for the purpose of our initial public offering (“IPO”) and listing on Nasdaq, iO3 BVI (at the direction of iO3 Cayman), acquired the entire equity interest in iO3 Singapore from its shareholders, namely Eng Chye Koh, Joanna Hui Cheng Soh, Zhenhua Yin, Wei Meng See, Loo Koon Goh and Tsang Nga Kwok, and as consideration, iO3 Cayman allotted and issued 45,010 shares to Tsang Nga Kwok and 4,990 shares to iO3 Strategic Investments Limited (“iO3 Strategic”), which is owned by Eng Chye Koh, Joanna Hui Cheng Soh, Zhenhua Yin, Wei Meng See and Loo Koon Goh (i.e., iO3 Cayman allotted and issued an aggregate of 50,000 Ordinary Shares, par value $0.01 per share, of iO3 Cayman credited as fully paid to Tsang Nga Kwok and iO3 Strategic for a consideration of $1,630,695 determined based on the net assets of iO3 Singapore as at March 31, 2023 which was settled by the transfer of an aggregate of 147,360 shares of iO3 Singapore to iO3 BVI). After the reorganization, iO3 Singapore became a wholly owned subsidiary of iO3 BVI, which in turn, is our wholly-owned subsidiary.

On January 19, 2024, iO3 Cayman increased its authorized share capital from $50,000 divided into 5,000,000 Ordinary Shares, at par value of $0.01 per share to $500,000 divided into 50,000,000 Ordinary Shares, at par value of $0.01 per share.

On February 8, 2024, as of the final step in the series of reorganization transactions for the purpose of our IPO and listing on Nasdaq, each shareholder of iO3 Cayman (i.e., iO3 Strategic, All Wealthy International Limited (“All Wealthy”), Tsang Nga Kwok, One Investment and Consultancy Limited, Sakal Capital Pte. Ltd. and Shao Qi Limited) was allotted and issued shares in iO3 Cayman that were in proportion to their shareholdings, credited as fully paid up at par value out of the share premium account of iO3 Cayman. After such allotment and issuance, the total number of issued and outstanding shares of iO3 Cayman increased from 100,000 Ordinary Shares to 15,000,000 Ordinary Shares.

On August 22, 2024, iO3 Cayman conducted a consolidation of its issued and authorized but unissued shares at a ratio of 5 for 1. As such, iO3 Cayman’s authorized share capital changed from $500,000 divided into 50,000,000 Ordinary Shares, at par value of $0.01 per share to $500,000 divided into 10,000,000 Ordinary Shares, at par value of $0.05 per share. The total number of iO3 Cayman’s issued and outstanding Ordinary Shares accordingly decreased from 15,000,000 to 3,000,000 shares. On the same day, iO3 Cayman further conducted a subdivision of its issued and unissued shares at a ratio of 1 for 8. As a result, iO3 Cayman’s authorized share capital changed from $500,000 divided into 10,000,000 Ordinary Shares, at par value of $0.05 per share, to $500,000 divided into 80,000,000 Ordinary Shares, at par value of $0.00625 per share. The total number of iO3 Cayman’s issued and outstanding Ordinary Shares thus increased from 3,000,000 to 24,000,000 shares. The ownership percentages of the Company’s shareholders remained the same after the foregoing consolidation and subsequent subdivision of shares. We have retrospectively reflected the share split in all financial periods presented in this prospectus.

Corporate Structure

We are a Cayman Islands holding company and primarily conduct our operations through our subsidiaries in Singapore and Malaysia. Below is a chart illustrating our corporate structure:

IPO

On April 11, 2025, we completed our IPO of 1,650,000 ordinary shares (pre-split basis) sold at a public offering price of US$4.00 per share on Nasdaq. The Ordinary Shares offered and sold in the IPO were registered under the Securities Act pursuant to our Registration Statement on Form F-1 (File No. 333-276674), which was declared effective by the SEC on March 31, 2025. Our Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “IOTR” on April 10, 2025. Upon closing of the IPO, we also issued 147,000 warrants to the representative of underwriters, exercisable at any time and from time to time, in whole or in part, from April 11, 2025 to April 11, 2030, at a per share price of $5.00 per share. On October 15, 2025, we entered into a supplemental agreement with the representative for the surrender and cancellation of all of the warrants for consideration of $80,000.

Recent Developments

Establishment of Malaysian Subsidiary

On April 23, 2025, we incorporated a new wholly owned subsidiary, iO3 Sdn. Bhd., in Malaysia. iO3 Sdn. Bhd. is wholly owned by our Singapore-based subsidiary, iO3 Pte Ltd. and it is mainly engaged in the business of satellite communications and software.

Adoption of 2025 Equity Incentive Plan

On July 29, 2025, our board of directors approved the iOThree Limited 2025 equity incentive plan (the “2025 Plan”) pursuant to which the Company is authorized to issue up to 641,250 Ordinary Shares, par value $0.0625 per share, in the form of incentive share options, non-statutory share options, restricted shares, restricted share units and share appreciation rights to employees, directors, and consultants of the Company or any affiliates of the Company. The 2025 Plan will expire ten years from the date of approval.

Increase of Share Capital and Reverse Share Split

At the extraordinary general meeting of shareholders of the Company held on October 10, 2025, the shareholders approved, among others, the second amended and restated memorandum and articles of association, pursuant to which the Company’s share capital has changed to consist of 70,000,000 Ordinary Shares, 9,000,000 Class A Shares, and 1,000,000 preferred shares. At the meeting, the Company’s shareholders also approved the redesignation of certain issued Ordinary Shares, including 403,435 Ordinary Shares held by All Wealthy and 1,428,240 Ordinary Shares held by iO3 Strategic as issued Class A Shares, on a one-for-one basis. Each Class A Share is entitled to 50 votes, compared to one (1) vote per Ordinary Share. Class A Shares are convertible into Ordinary Shares at any time at the holder’s option on a 1:1 basis. Except for the differences in voting and conversion rights, Class A Shares and Ordinary Shares have identical rights and rank equally in all other respects.

On October 16, 2025, our Board of Directors approved a ten (10)-for-one (1) Reverse Share Split, which became effective on November 10, 2025. Upon effectiveness, every ten Ordinary Shares automatically combined into one Ordinary Share. No fractional shares were issued, and any fractional amounts were rounded up to the nearest whole share. Immediately following the Reverse Share Split, the Company had approximately 733,347 Ordinary Shares and 1,831,675 Class A Shares issued and outstanding.

Regain Compliance with Nasdaq Bid Price Requirement

On June 3, 2025, the Company received a letter from Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. The Company was granted an initial 180-calendar day period, or until December 1, 2025, to regain compliance. On November 24, 2025, the Company received a letter from Nasdaq confirming that it has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules.

Private Placement

On January 10, 2026, the Company entered into securities purchase agreements with certain investors, pursuant to which the Company agreed to issue an aggregate of 2,298,852 Ordinary Shares of par value $0.0625 each, at a purchase price of $0.87 per share, for a total purchase price of approximately $2.0 million. The Company intends to use the net proceeds from the financing for working capital and general corporate purposes. The offering was conducted as a private placement pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

Increase of Share Capital

At the extraordinary general meeting of shareholders of the Company held on August 21, 2026, the shareholders approved, among others, the third amended and restated memorandum and articles of association, pursuant to which the Company’s share capital has been increased to 1,000,000,000 Ordinary Shares, 9,000,000 Class A Shares, and 1,000,000 preferred shares.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the Jumpstart Our Business Startups Act of 2012; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual gross revenue, have more than $700 million in market value of our shares of ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance requirements. We intend to rely on home country practice to be exempted from certain of the Nasdaq corporate governance requirements.

Implications of Being Controlled Company

Upon the completion of this offering, our founder, Chairman and Chief Executive Officer, Eng Chye Koh, will beneficially own more than 50% of the voting power of our issued share capital, assuming the sales of all the securities being offered in this offering, the full exercise of the Pre-Funded Warrants, if there is any issuance of Pre-Funded Units. As a result, we will be a “controlled company” within the meaning of Nasdaq Listing Rules and therefore we are eligible for certain exemptions from the Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirement that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemption. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive office is at 161 Kallang Way, #07-01 and #07-08, Singapore 349247. Our registered office in the Cayman Islands is located at Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168. We maintain a website at https://io3.sg/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Issuer	iOThree Limited

Units offered by the Issuer	We are offering 1,992,032 Units at an assumed offering price of $2.51 per Unit, which was the last reported sales price of our Ordinary Shares, as reported on Nasdaq on September 4, 2026. Each Unit consists of one Ordinary Share (or one Pre-Funded Warrant to purchase one Ordinary Share in lieu thereof), par value $0.0625 per share, and one Common Warrant to purchase one Ordinary Share.

Ordinary Shares issued and outstanding immediately prior to this offering	3,032,199 Ordinary Shares and 1,831,675 Class A Shares as of the date of this prospectus.

Ordinary Shares issued and outstanding immediately after this offering	5,024,231 Ordinary Shares and 1,831,675 Class A Shares assuming the sales of all the securities being offered in this offering, full exercise of the Pre-Funded Warrants, if any, no exercise of the Common Warrants.

Description of Common Warrants and Pre-Funded Warrants

The Common Warrants will be immediately exercisable on the date of issuance and expire on the three-year (3) anniversary of the date of issuance at an initial exercise price of $2.51 (equal to 100% of the offering price of each Unit sold in this offering) per share, subject to appropriate adjustment in the event of recapitalization events, share dividends, share splits, share combinations, reclassifications, reorganizations or similar events affecting the Ordinary Shares.

The exercise price and the number of shares issuable under the Common Warrants will be proportionately adjusted in the event of certain transactions involving our Ordinary Shares, including stock dividends or share splits, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the Common Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Common Warrants are outstanding, the Company sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or securities convertible or exercisable into Ordinary Shares, except for certain exempt issuances (each a “Subsequent Equity Sale”) for a per share price less than the then effective exercise price of the Common Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Common Warrant shall be reduced to an amount equal to the price of the Subsequent Equity Sale.

Other than the adjustments above, in no event shall the exercise price of the Common Warrants be reduced below a floor price of $[●], as adjusted for share dividends, share splits, stock combinations and other similar transactions.

For more information regarding the Common Warrants, you should carefully read the section titled “Description of Warrants” in this prospectus. See “Risk Factors — Risk Factors Related to This Offering”. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the Common Warrants.

We are also offering to certain purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, in lieu of Units including Ordinary Shares, Units including Pre-Funded Warrants in lieu of Ordinary Shares that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. The purchase price of each Unit including a Pre-Funded Warrant will be equal to $2.509, and the exercise price of each Pre-Funded Warrant will be $0.001 per share.

Each Pre-Funded Warrant will be exercisable for one Ordinary Share and will be exercisable at any time after its original issuance until exercised in full.

Voting rights

Each Ordinary Share shall entitle the holder to one (1) vote on all matters subject to vote at our general meetings, and each Class A Share shall entitle the holder to fifty (50) votes on all matters subject to vote at our general meetings.

Each Class A Share is convertible into one (1) Ordinary Share at any time at the option of the holder thereof. In no event shall Ordinary Shares be convertible into Class A Shares.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “IOTR.” There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre- Funded Warrants or the Common Warrants will be limited.

Transfer agent	Broadridge Corporate Issuer Solutions, LLC.

Lock-up	We and each of our executive officers, directors and holder(s) of five percent (5%) or more of the outstanding shares has agreed have agreed that we will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Placement Agent’s prior written consent, during the 180 days’ period from the closing of the offering , subject to certain exemptions.

Risk Factors	See “Risk Factors” beginning on page 11 of this prospectus and in “Item 3. Key Information — 3.D. Risk Factors” in our 2026 Annual Report for a discussion of factors you should carefully consider before investing in our securities.

Use of Proceeds

We estimate that we will receive net proceeds of approximately $4.4 million from this offering, assuming the sales of all the securities we are offered, full exercise of the Pre-funded Warrants, if any, no exercise of the Common Warrants, after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

We anticipate using the net proceeds of this offering primarily for potential strategic investments and acquisitions, working capital and other general corporate purposes.

See “Use of Proceeds” on page 15 for additional information.

Best-efforts offering	We have agreed to offer and sell the securities offered hereby to the investors through the Placement Agent. The Placement Agent is not to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” in this prospectus.

RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information — 3. D. Risk Factors” in our 2026 Annual Report. Such risks are not exhaustive, before making an investment in our Company. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Additionally, we are also subject to the following risk factors.

Risks Related to This Offering

This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the section entitled “Use of Proceeds” herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and even if we raise the maximum offering amount in this public offering, we will need to raise additional funds in the future, which may not be available or available on terms acceptable to us.

You may experience significant dilution as a result of this offering, the exercise of the Pre-Funded Warrants or the Common Warrants, and future equity offerings or acquisitions.

The exercise of the Pre-Funded Warrants and the Common Warrants will increase the number of our Ordinary Shares issued and outstanding, which will significantly dilute the ownership interests of existing shareholders. The extent of dilution, or the reduction in value to existing shareholders, will depend on the number of Ordinary Shares ultimately issued upon the exercise of the Pre-Funded Warrants and the Common Warrants relative to the number of Ordinary Shares issued and outstanding at the time of such exercises.

In addition, in order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into our Ordinary Shares, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

There is no public market for the Common Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

The Common Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

The Common Warrants and the Pre-Funded Warrants in this offering do not confer any rights of Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Common Warrants and the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants and the Pre-Funded Warrants will equal or exceed their imputed offering price. The Common Warrants and the Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of the Common Warrants and the Pre-Funded Warrants will not have rights of holders of our Ordinary Shares until such warrants are exercised.

Until holders of the Common Warrants and the Pre-Funded Warrants acquire Ordinary Shares upon exercise of such warrants, holders of the Common Warrants and the Pre-Funded Warrants will have no rights with respect to the Ordinary Shares underlying such warrants.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. There are no contractual restrictions on how the management can allocate the net proceeds from this offering, which may be used at their discretion for general corporate purposes, including but not limited to, working capital, operational expenses, expansion of our business, and repayment of debt. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment.

The price of the Ordinary Shares and other terms of this offering have been determined by us along with our Placement Agent.

If you purchase our Ordinary Shares or the Pre-funded Warrants in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Placement Agent. The offering price for our Ordinary Shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Ordinary Shares.

In addition, we will issue Common Warrants to purchase up to 1,992,032 Ordinary Shares (accounting for approximately 65.7% of our currently issued and outstanding Ordinary Shares). Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the Ordinary Shares at a price per share that is equal to or greater than the exercise price paid by such holders.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution of $1.17 per share. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

Due to the dilutive nature of the Common Warrants, we face a risk that Nasdaq may halt trading in our Ordinary Shares on Nasdaq or delist our Ordinary Shares for public interest concerns as a result of this offering.

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Ordinary Shares on Nasdaq or delist our Ordinary Shares for public interest concerns or because our Ordinary Shares continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to half and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Common Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Ordinary Shares will not again drop below such price, which may cause Nasdaq to delist our Ordinary Shares.

If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standing, and we are not able to list such securities on another national securities exchange, then our Ordinary Shares could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Ordinary Shares are a “penny stock,” which will require brokers trading the Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

The reverse share split to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of our Ordinary Shares.

Our board of directors may propose the reverse share split of our shares in the future, subject to shareholder approval, with the exact ratio and timing to be determined by our board of directors in its sole discretion.

There can be no assurance that the reverse share split, if approved and implemented in the future, will not cause an actual decline in the value of our outstanding Ordinary Shares. The liquidity of our Ordinary Shares may be adversely affected due to the reduced number of Ordinary Shares outstanding following the reverse share split. In addition, the reverse share split to be implemented in the future may increase the number of shareholders who own odd lots (less than 100 shares) of our Ordinary Shares, creating the potential for such shareholders to experience an increase in the cost of selling their Ordinary Shares and greater difficulty effecting such sales.

The Common Warrants contain a Share Combination Event adjustment feature that could substantially reduce the exercise price of the Common Warrants and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders.

The Common Warrants contain a Share Combination Event adjustment provision. If, while the Common Warrants remain outstanding, we effect a Share Combination Event, then, the exercise price of the Common Warrants may be further reduced to the lowest VWAP observed during the period beginning five trading days before and ending five trading days after the Share Combination Event. If this Event Market Price is lower than the otherwise applicable exercise price, the exercise price of the Common Warrants will be reduced to such lower price. For each adjustment purchase to a Share Combination Event, the number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

Any future reverse share splits could trigger the Share Combination Event adjustment provisions of the Common Warrants. The Share Combination Event adjustment feature could result in the issuance of a substantially greater number of shares than investors may currently expect, which could materially increase dilution to our existing shareholders, place downward pressure on the market price of our Ordinary Shares and adversely affect the value of an investment in our securities.

For illustrative purposes, assuming a Common Warrant has an initial exercise price of $2.51 per share, which is the assumed public offering price per Unit, following a future reverse share split at an assumed ratio of one (1)-for-ten (10), the exercise price will be adjusted to $25.1 and the number of Ordinary Shares issuable will be adjusted to 0.1 Ordinary Share. Further assuming that the Event Market Price were determined to be $5.00, the exercise price would be reduced from $25.1 to $5.00 and the number of Ordinary Shares issuable upon exercise would increase from 0.1 share to 0.50 share. If the Event Market Price were $2.00, the exercise price would be reduced to $2.00, and the number of Ordinary Shares issuable upon exercise would increase from 0.1 share to 1.26 shares. The actual adjustment would depend on the ratio of the reverse share split and the applicable Event Market Price at the time of the Share Combination Event.

Nasdaq’s recently adopted minimum Market Value of Listed Securities requirement of $5 million could result in the suspension and delisting of our common stock from Nasdaq.

On July 22, 2026, the SEC approved a new Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5.0 million. Under the new rule, if a company’s MVLS remains below $5 million for 30 consecutive business days, Nasdaq will issue a Staff Delisting Determination, and trading in the company’s securities will be immediately suspended without any cure or compliance period. Furthermore, a request for a hearing before a Nasdaq Hearings Panel will not stay the suspension, although the Hearings Panel may, in limited circumstances, grant an exception of up to 180 days from the Staff Delisting Determination for the company to demonstrate that it satisfies all applicable initial (not merely continued) listing requirements.

On July 29, 2026, the SEC’s Division of Trading and Markets confirmed that it had received notices of intention to petition the full SEC for review of the approval, which automatically stayed the order implementing the rule pending further action from the Securities and Exchange Commission. However, such newly promulgated $5 million MVLS requirements may still be affirmed and upon then, the Company may not be able to comply with such requirement.

The Company’s ability to maintain compliance with the $5 million MVLS requirement depends on a number of factors, including the market price of the Ordinary Shares and the number of our issued and outstanding shares. The market price of the Ordinary Shares may be volatile and could decline for reasons beyond our control, including:

●	general market conditions or downturns in the broader equity markets;

●	sector-specific or industry-wide volatility;

●	changes in interest rates or macroeconomic conditions;

●	geopolitical events;

●	actual or perceived short selling activity or other trading dynamics;

●	reduced liquidity or limited public float; and

●	investor perceptions regarding our business, prospects, or financial condition.

If the Company’s MVLS were to fall below $5 million for 30 consecutive business days, Nasdaq would issue a staff delisting determination and immediately suspend trading of the Ordinary Shares on Nasdaq. Any suspension or delisting of the Ordinary Shares from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the value of the Ordinary Shares.

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of our directors and executive officers and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United State. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding punitive damages would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

USE OF PROCEEDS

Based upon an assumed offering price of US$2.51 per Unit (the last reported sale price of our Ordinary Shares, as reported on Nasdaq on September 4, 2026), we estimate that we will receive net proceeds from this offering of approximately US$4.4 million, assuming the sales of all of the securities we are offering, full exercise of the Pre-Funded Warrants, no exercise of the Common Warrants, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We plan to use the net proceeds from this offering primarily for potential strategic investments and acquisitions, working capital and other general corporate purposes.

However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. In such event, we may be required to delay, reduce or eliminate certain aspects of our business plan, prioritize working capital and operating expenses over discretionary expenditures, and seek additional debt or equity financing.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors — Risks Related to This Offering — Our management will have broad discretion over the use of the net proceeds from this offering” on page 12 of this prospectus.

DIVIDEND POLICY

We have not declared or paid cash dividends for the fiscal years ended March 31, 2026 and 2025. Our management anticipates that we will retain all future earnings and other cash resources for the future operation and development of our business. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the Board’s discretion, subject to applicable law, after taking into account many factors including our operating results, financial condition and current and anticipated cash needs.

The declaration and payment of future dividends to holders of our Ordinary Shares will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our board of directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur. See “Material Tax Consideration” beginning on page 31 of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 735,633 ordinary shares, completed on 2 April 2026, for a net proceeds of US$640,000.

●	on a pro forma as further adjusted basis giving effect to the maximum issuance and sale of 1,992,032 Units, at an assumed offering price of $2.51 per Unit, which is the last reported sale price of our Ordinary Shares on Nasdaq on September 4, 2026, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and assuming the sales of all the securities we are offered in this offering, full exercise of the Pre-Funded Warrants, and no exercise of the Common Warrants.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes in our 2026 Annual Report.

	As of March 31, 2026 Actual (Audited)	Pro forma as adjusted	Pro forma as further adjusted
Cash and cash equivalents	$2,120,809	$2,760,809	$7,185,809
Bank borrowings	376,704	376,704	376,704
Lease liabilities	1,201,904	1,201,904	1,201,904
Indebtedness	1,578,608	1,578,608	1,578,608

Preferred shares, US$0.0625 par value, 1,000,000 shares authorized; no share issued and outstanding	$-	$-	$-
Ordinary Shares, $0.0625 par value; 70,000,000 shares authorized; 2,296,566 shares issued and outstanding as of March 31, 2026; 3,032,199 shares issued and outstanding pro forma as adjusted; 5,024,231 shares issued and outstanding pro forma as further adjusted	143,535	189,512	314,014

Class A Shares, $0.0625 par value; 9,000,000 shares authorized; 1,831,675 shares issued and outstanding as of March 31, 2026, pro forma as adjusted and pro forma as further adjusted	114,479	114,479	114,479
Additional paid-in capital	4,426,814	5,020,837	9,321,335
Currency translation reserve	(748)	(748)	(748)
Accumulated losses	(218,397)	(218,397)	(218,397)
Total shareholders’ equity	4,465,683	5,105,683	9,530,683
Total capitalization	6,044,291	6,684,291	11,109,291

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Unit and the net tangible book value per ordinary share after this offering. Dilution results because the offering price per Unit is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our historical net tangible book value as of March 31, 2026 was approximately $4.1 million, or $0.99 per ordinary share and Class A share. Our historical net tangible book value represents the amount of our total tangible assets (total assets excluding goodwill and other intangible assets, net), less the amount of our total liabilities, divided by the number of outstanding Ordinary Shares.

Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the assumed offering price of $2.51 per Unit, which is the last reported sale price of our Ordinary Share on Nasdaq on September 4, 2026 after deducting the Placement Agent’s fees and estimated offering expenses payable by us attributed to each share, and assuming the sales of all the securities we are offered in this offering, full exercise of the Pre-Funded Warrants, and no exercise of the Common Warrants.

After giving effect to the issuance and sale of the Units offered in this offering, at an assumed offering price of $2.51, which is the last reported sale price of our Ordinary Share on Nasdaq on September 4, 2026, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and assuming the sales of all the securities we are offered in this offering, full exercise of the Pre-Funded Warrants, and no exercise of the Common Warrants, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been $9.2 million or $1.34 per Ordinary Share and Class A share. This represents an immediate increase in net tangible book value of $0.35 per Ordinary Share and Class A share to the existing shareholders and an immediate decrease in net tangible book value of $1.17 per Ordinary Share and Class A share to investors purchasing securities in this offering.

The following table illustrates such dilution:

Assumed offering price per Unit	$2.51
Net tangible book value per share as of March 31, 2026	$0.99
Increase in net tangible book value per ordinary share and Class A share attributable to new investors participating in this offering	$0.35
Pro Forma as adjusted net tangible book value per share after this offering	$1.34
Decrease in net tangible book value per ordinary share to new investors in this offering	$1.17

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms determined at pricing. The tables and discussion above are based on a total of 5,024,231 Ordinary Shares and 1,831,675 Class A Shares issued and outstanding after this offering, assuming the sales of all the securities we are offered in this offering, full exercise of the Pre-Funded Warrants, and no exercise of the Common Warrants. To the extent that we issue additional Ordinary Share in the future, there will be further dilution to new investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended March 31, 2026, 2025 and 2024, please read “Item 5. Operating and Financial Review and Prospects” in our 2026 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company — 4.B. Business Overview” in our 2026 Annual Report, which is incorporated by reference into this prospectus. Except as otherwise set forth in this prospectus, there have been no material changes or developments to our business since the filing of our 2026 Annual Report.

REGULATIONS

For major regulations that impact our business, please read “Item 4. Information on the Company — 4.B. Business Overview — Regulations” in our 2026 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2026 Annual Report, which is incorporated by reference into this prospectus. Except as otherwise set forth in this prospectus, there have been no material changes or developments to our management since the filing of our 2026 Annual Report.

RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended March 31, 2026, 2025 and 2024, please read “Item 7. Major Shareholders and Related Party Transactions — 7.B. Related Party Transactions” in our 2026 Annual Report, which are incorporated by reference into this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own greater than 5% of our outstanding Ordinary Shares and Class A Shares;

●	each of our named executive officers or directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted below, the address of each person listed on the table is 161 Kallang Way, #07-01 and #07-08, Singapore 349247.

Name of Beneficial Owner	Amount of Beneficial Ownership of Ordinary Shares		Pre-Offering Percentage Ownership of Ordinary Shares	Post-Offering Percentage Ownership of Ordinary Shares	Amount of Beneficial Ownership of Class A Shares Pre-and Post-Shares		Percentage Ownership of Class A Shares(1)	Pre-Offering Combined Voting Power of Ordinary Shares and Class A Shares(1)	Post-Offering Combined Voting Power of Ordinary Shares and Class A Shares(2)
Directors and Executive Officers:
Eng Chye Koh	89,285	(3)	2.9%	1.8%	1,831,675	(3)	100.0%	96.9%	94.9%
Fui Chu Lo	—		—	—	—		—	—	—
Wei Meng See	—		—	—	—	(4)	—	—	—
Joanna Hui Cheng Soh	—		—	—	—	(4)	—	—	—
Yangan Ou	—		—	—	—		—	—	—
Wai Man Raymond Cheung	—		—	—	—		—	—	—
Ser Chiang Ng	—		—	—	—		—	—	—
Yuanting Zhang	—		—	—	—		—	—	—
Yufei Li	—		—	—	—		—	—	—
All directors and executive officers as a group	89,285	(3)	2.9%	1.8%	1,831,675		100.0%	96.9%	94.9%
5% or Greater Shareholders:								—	—
iO3 Strategic Investments Limited	—		—	—	1,428,240	(3)(4)	78.0%	75.5%	74.0%
All Wealthy International Limited	89,285	(3)	2.9%	1.8%	403,435	(3)	22.0%	21.4%	20.9%

(1)	Calculation based on 3,032,199 Ordinary Shares and 1,831,675 Class A Shares issued and outstanding before the completion of the offering. There are no preferred shares outstanding. For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator. Each Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class A Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

(2)	Assuming 1,992,032 Ordinary Shares are issued in this offering, assuming no exercise of the Pre-Funded Warrants or Common Warrants.

(3)	Represents (i) 403,435 Class A Shares and 89,285 Ordinary Shares held by All Wealthy, a BVI company, and (ii) 1,428,240 Class A Shares held by iO3 Strategic. Eng Chye Koh, our Chairman and Chief Executive Officer, is the sole owner of all of the issued and outstanding ordinary shares of All Wealthy, and therefore has sole voting and dispositive power over the Class A Shares held by All Wealthy. Mr. Koh owns 51% of the total issued and outstanding ordinary shares of iO3 Strategic. As a result, Mr. Koh has sole voting and dispositive power over all of the Class A Shares held by iO3 Strategic. The registered office address for both iO3 Strategic and All Wealthy is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(4)	The ordinary shares of iO3 Strategic are owned in the following proportions by the following individuals: 51% (Mr. Koh), 20% (Ms. Soh), 10% (Zhenhua Yin), 10% (Mr. See) and 9% (Loo Koon Goh). However, pursuant to the organizational documents of iO3 Strategic, Mr. Koh has sole voting and dispositive power over all of the Class A Shares held by iO3 Strategic. Ms. Soh, Mr. Yin, Mr. See, and Mr. Goh disclaim beneficial ownership of the Class A Shares held by iO3 Strategic except to the extent of their pecuniary interests therein.

DESCRIPTION OF SHARES AND CERTAIN CAYMAN ISLANDS CONSIDERATIONS

Memorandum and Articles of Association

The following description of the material terms of our share capital includes a summary of specified provisions of the third amended and restated memorandum and articles of association of iOThree Limited.

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association as amended from time to time, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $63,125,000 divided into 1,010,000,000 shares of a par value of US$0.0625 each, comprising (i) 1,000,000,000 Ordinary Shares, (ii) 9,000,000 Class A Shares, and (iii) 1,000,000 preferred shares of a par value of US$0.0625 each, with 3,032,199 Ordinary Shares and 1,831,675 Class A Shares issued and outstanding. Each Ordinary Share confers upon the holder of the Ordinary Share the right to one (1) vote per share and each Class A Share confers upon the holder of the Class A Shares the right to fifty (50) votes per share at a meeting of the shareholders of the Company or on any resolution of shareholders.

The following includes a summary of the material provisions of our third amended and restated memorandum and articles of association and of the Companies Act in so far as they relate to the material terms of the Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our third amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to this prospectus.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our third amended and restated memorandum and articles of association will provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one (1) vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one (1) vote for each Ordinary Share and fifty (50) votes for each Class A Share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. Holders of Ordinary Shares and Class A Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by such shareholders at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association will provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or our directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our third amended and restated memorandum and articles of association will provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, the chairman of our board of directors or our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or, if authorized by our memorandum and articles of association and subject to the Companies Act, out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our third amended and restated memorandum and articles of association will authorize our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Ordinary Shares and Class A Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for our third amended and restated memorandum and articles of association, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

We have entered into indemnification agreements with the directors and executive officers, pursuant to which it agreed to indemnify the directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Memorandum and Articles of Association — General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our third amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF WARRANTS

Common Warrants

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to and qualified in its entirety by the provisions of the form of Common Warrant, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Common Warrant.

Exercisability. The Common Warrants are immediately exercisable at any time after their original issuance until the third year anniversary after their original issuance. Each of the Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of our Ordinary Shares underlying the Common Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Common Warrant. No fractional Ordinary Shares will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole number.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Common Warrant, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole Ordinary Share purchasable upon exercise of the Common Warrants is equal to the offering price per Unit.

The exercise price and the number of shares issuable under the Common Warrants will be proportionately adjusted in the event of certain transactions involving our Ordinary Shares, including stock dividends or share splits, certain distributions and dividends, and rights offerings. Notwithstanding the foregoing, if at any time while the Common Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Common Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

The Common Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Common Warrants are outstanding, the Company sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or securities convertible or exercisable into Ordinary Shares, except for certain exempt issuances (each a “Subsequent Equity Sale”) for a per share price less than the then effective exercise price of the Common Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Common Warrant shall be reduced to an amount equal to the price of the Subsequent Equity Sale.

Other than the adjustments above, in no event shall the exercise price of the Common Warrants be reduced below a floor price of $[●], as adjusted for share dividends, share splits, stock combinations and other similar transactions.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Common Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Common Warrants will be limited.

Warrant Certificate. The Common Warrants will be issued in certificated form.

Rights as a Shareholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Common Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Common Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Warrants generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such transaction.

Fractional Shares. No fractional shares of Ordinary Share will be issued upon the exercise of the Common Warrants. Rather, the number of Ordinary Share to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Governing Law. The Common Warrants are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Pre-Funded Warrant, which will be filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into our Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our Ordinary Shares at a nominal exercise price of $0.001 per share, at any time after its original issuance until exercised in full.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase, but not in excess of 9.99%, or decrease such percentage, provided that any increase will not be effective until the sixty-first (61st) day after such election.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Warrant Certificate. The Pre-Funded Warrants will be issued in certificated form.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq. Without an active trading market, the liquidity of Pre-Funded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Fractional Shares. No fractional shares of Ordinary Share will be issued upon the exercise of the Common Warrants. Rather, the number of Ordinary Share to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Governing Law. The Pre-Funded Warrants are governed by New York law.

MATERIAL TAX CONSIDERATION

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our securities.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based on profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2026 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. If a company is considered to be a “relevant entity,” and is conducting one or more of the nine “relevant activities”, then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not are required to file an annual report with the Registrar of Companies of the Cayman Islands confirming whether or not they are carrying on any relevant activities.

U.S. Federal Income Taxation

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

At this time, we do not intend to distribute dividends. However, the entire amount of any cash distribution paid with respect to our Ordinary Shares, if any, (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay, if any, will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a PFIC if in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

(1)	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

(2)	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

(3)	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

(4)	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre- PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the Internal Revenue Service determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. While we have approval to list our Ordinary Shares on the Nasdaq, we cannot guarantee that our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark- to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non- United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual Internal Revenue Service Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

Singapore Taxation

Dividend Distributions

Singapore adopted the one-tier corporate tax system beginning on January 1, 2003. Under the one-tier corporate tax system, the tax paid by a Singapore resident company on its corporate profits is a final tax. Dividends payable by the Singapore resident company to its shareholders are exempt from Singapore income tax in the hands of the shareholders.

There is no withholding tax on the dividend payments to both resident and non-resident shareholders.

Foreign shareholders receiving tax exempt (one-tier) dividends are advised to consult their tax advisors to take into account the tax laws of their respective countries of residence and the applicability of any double taxation agreement which their country of residence may have with Singapore.

Corporate Income Tax

Corporate taxpayers (both resident and non-resident) are subject to Singapore income tax on income accrued in or derived from Singapore (i.e. Singapore-sourced) and income received in Singapore from outside Singapore (i.e. foreign-sourced income received or deemed received in Singapore) unless specifically exempt from income tax.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;

(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or

(c)	used to purchase any movable property brought into Singapore.

Foreign-sourced income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident company are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax under the law of the territory from which such income is received;

(b)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received is at least 15.0%; and

(c)	the Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the recipient of the specified foreign income.

The prevailing corporate income tax rate in Singapore is 17.0%. With effect from the year of assessment 2020, 75% of up to the first S$10,000, and 50% of up to the next S$190,000 of a company’s chargeable income (otherwise subject to normal taxation) is exempt from corporate tax. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

For the year of assessment 2020, corporate taxpayers were entitled to corporate income tax rebates of 25% of the corporate tax payable (which were capped at S$15,000 for year of assessment 2020). The corporate income tax rebate did not apply to income derived by a non-resident company that is subject to final withholding tax. There were no corporate income tax rebates for the year of assessment 2021 and there are no corporate income tax rebates proposed for the year of assessment 2022.

A company is regarded as a tax resident in Singapore if the control and management of its business is exercised in Singapore. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we engaged Maxim Group LLC (“Maxim”, or the “Placement Agent”) to act as our Placement Agent on a reasonable best efforts basis in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is the Placement Agent required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus is a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement. If any investors do not enter into a securities purchase agreement with the Company, they shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver to the investors the Ordinary Shares electronically and will mail such investors physical warrant certificates for the warrants underlying the securities, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering.

Fees and Expenses

We have agreed to pay to the Placement Agent a cash fee equal to seven and one-half percent (7.5%) of the aggregate gross proceeds raised in this offering.

We have also agreed to pay or reimburse the Placement Agent up to US$100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the Placement Agent’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

We estimate the total expenses payable by us for this offering to be US$575,000, which amount includes (i) a Placement Agent’s fee of US$375,000, assuming the sale of all of the securities we are offering; (ii) the reimbursement of Placement Agent’s expenses in the amount of US$100,000 in connection with this offering; and (iii) other estimated expenses of approximately US$100,000  which include legal, accounting, printing costs and various fees associated with the registration of the securities.

Right of First Refusal

We have agreed, provided that this offering is completed, that until twelve (12) months after the closing of this offering, the Placement Agent will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent,, for any and all future public or private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company.

Lock-Up Agreements

Each of our directors and executive officers, and holder(s) of five percent (5%) or more of the outstanding shares have agreed to a 180 day “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own. This means that, for a period of 180 days following the closing of the offering, such persons may not offer, issuer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the Placement Agent, including the issuance of shares upon the exercise of currently outstanding options approved by the Placement Agent.

We have also agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for six months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Placement Agent.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Placement Agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “IOTR”. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not plan to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Other Rights

Upon the closing of this offering, or if the engagement period as provided in the engagement letter between us and the Placement Agent ends prior to a closing of an offering (other than a termination for cause), then if within twelve months following such time, we complete any financing of equity, equity-linked, convertible or debt or other capital-raising activity with, or receive any proceeds from, any investors that were actually contacted, or introduced by the Placement Agent during the period starting on June 9, 2026 and ending on the earlier of (i) the date the engagement is terminated; (ii) sixty (60) days from the receipt of approval from the SEC regarding this offering; or (iii) the consummation of this offering, then the Company shall pay to the Placement Agent a commission of 7.5%, in each case only with respect to the portion of such financing received from such investors.

Certain Relationships

Maxim and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Affiliations

The Placement Agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Placement Agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Placement Agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Indemnification

We and the Placement Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’ website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in their capacity as Placement Agent and should not be relied upon by investors.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of our securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The representative has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA (where applicable) and Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the offered securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the offered securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the offered securities, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) (where applicable), that the offered securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Hong Kong

Our securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our securities be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the offered securities is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Taiwan

Our securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our securities. This prospectus does not constitute a public offer of our securities, whether by way of sale or subscription, in the Cayman Islands. Our securities have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), none of our securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of our securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of our securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of our securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any of our securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that our securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase or subscribe for any of our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Stamp Taxes

If you purchase our securities offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

SECURITIES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares; or

●	the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Placement Agent’s fees and expense reimbursements, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$1,381
FINRA Filing Fee	$1,250
Legal Fees and Expenses	$55,000
Accounting Fees and Expenses	$21,800
Miscellaneous	$20,569
Total	$100,000

We will bear these expenses and the Placement Agent’s fees and expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

Bandi & Associates PLLC is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be passed upon for us by Harney Westwood & Riegels. Bandi & Associates PLLC may rely upon Harney Westwood & Riegels with respect to matters governed by the law of the Cayman Islands. Certain legal matters with respect to the U.S. federal securities and New York law in connection with this offering will be passed on for the Placement Agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2026, 2025, and 2024 incorporated by reference in this prospectus have been so included in reliance on the report of Audit Alliance LLP, the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The address of Audit Alliance LLP is 10 Anson Road, #20- 16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

MATERIAL CHANGES

Except as otherwise described in the 2026 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2026.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our 2026 Annual Report filed with the SEC on July 7, 2026.

●	Our current report on Form 6-K file with the SEC on August 7, 2026 and August 24, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

iOThree Limited

161 Kallang Way, #07-01 and #07-08

Singapore 349247

Tel: +65 3105 1699

Email: ir@io3.sg

You also may access the incorporated reports and other documents referenced above on our website at https://io3.sg/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

1,992,032 Units, Each Unit Consisting of One Ordinary Share or One Pre-Funded Warrant

Exercisable for One Ordinary Share and

One Common Warrant Exercisable for one Ordinary Share

1,992,032 Ordinary Shares underlying the Pre-Funded Warrants

1,992,032 Ordinary Shares underlying the Common Warrants

iOThree Limited

PROSPECTUS

Maxim Group LLC

Prospectus dated [●], 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands’ laws do not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or the consequences of committing a crime.

Our third amended and restated memorandum and articles of association will provide that we shall indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We have entered into indemnification agreements with the directors and executive officers, pursuant to which it agreed to indemnify the directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities that were not registering under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

The following is a summary of our share issuances since incorporation. For the purposes of the summary below, all share numbers presented for periods prior to the effectiveness of the Company’s ten (10)-for-one (1) Reverse Share Split on November 10, 2025 are stated on a pre-split basis. Only the private placement completed during the first quarter of 2026 reflects the Company’s post-split basis share capital.

●	On August 21, 2023, we issued one ordinary share to Harneys Fiduciary (Cayman) Limited, the initial subscriber.

●	On August 28, 2023, we issued an aggregate of 49,999 ordinary shares to Eng Chye Koh and one ordinary share was transferred from the initial subscriber to Eng Chye Koh, such that Eng Chye Koh held an aggregate of 50,000 ordinary shares.

●	On October 6, 2023, we issued 45,010 ordinary shares to iO3 Strategic and 4,990 ordinary shares to Tsang Nga Kwok as part of a share swap and reorganization that we consummated for the purpose of the IPO and listing on Nasdaq.

●	On February 8, 2024, we issued an aggregate of 14,900,000 ordinary shares to each of our shareholders (i.e., iO3 Strategic, All Wealthy, Tsang Nga Kwok, One Investment and Consultancy Limited, Sakal Capital Pte. Ltd. and Shao Qi Limited) in proportion to their existing shareholdings as part of a series of reorganization transactions for the sake of undertaking an IPO. After the consummation of such reorganization transactions, the total number of our issued and outstanding shares increased from 100,000 ordinary shares to 15,000,000 ordinary shares.

●	On January 10, 2026, the Company entered into securities purchase agreements with certain investors, pursuant to which the Company agreed to issue an aggregate of 2,298,852 Ordinary Shares of par value $0.0625 each, at a purchase price of $0.87 per share, for a total purchase price of approximately $2.0 million. The Company intends to use the net proceeds from the financing for working capital and general corporate purposes. The offering was conducted as a private placement pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Placement Agent at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)	For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1*	Third Amended and Restated Memorandum and Articles of Association
4.1*	Form of Pre-Funded Warrant
4.2*	Form of Common Warrant
4.3*	Form of Warrant Agency Agreement
5.1*	Opinion of Harney Westwood & Riegels, regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Bandi & Associates PLLC, regarding the validity of the Pre-Funded Warrants and Common Warrants being registered
5.3*	Opinion of Harney Westwood & Riegels, regarding certain Cayman tax matters (included in Exhibit 5.1)
10.1*	Form of Lock-Up Agreement
10.2*	Form of Securities Purchase Agreement
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 4.1 to Form 20-F filed on June 30, 2025)
10.4	Form of Employment Agreement (incorporated by reference to Exhibit 4.2 to Form 20-F filed on June 30, 2025)
10.5	2025 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8 filed on August 6, 2025)
10.6	Form of Securities Purchase Agreement dated January 10, 2026 (incorporated by reference to Exhibit 10.1 to Form 6-K filed on January 14, 2026)
14.1	Code of Ethics and Business Conduct (incorporate by reference to Exhibit 99.1 to the registration statement on Form F-1/A filed on March 21, 2025)
14.2	Insider Trading Policies (incorporated by reference to Exhibit 11.2 to Form 20-F filed on June 30, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to Form 20-F filed on June 30, 2025)
23.1*	Consent of Audit Alliance LLP
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3*	Consent of Bandi & Associates PLLC (included in Exhibit 5.2)
24.1*	Power of Attorney (included on the signature page)
97.1	Clawback Policy (incorporated by reference to Exhibit 97.1 to Form 20-F filed on June 30, 2025)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on September 11, 2026.

IOTHREE LIMITED

By:	/s/ Eng Chye Koh
Name:	Eng Chye Koh
Title:	Chief Executive Officer and Chairman

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eng Chye Koh as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in- fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on September 11, 2026 in the capacities indicated.

Signature	Title

/s/ Eng Chye Koh	Chief Executive Officer and Chairman
Name: Eng Chye Koh	(Principal Executive Officer)

/s/ Fui Chu Lo	Chief Financial Officer
Name: Fui Chu Lo	(Principal Accounting and Financial Officer)

/s/ Joanna Hui Cheng Soh	Chief Commercial Officer
Name: Joanna Hui Cheng Soh

/s/ Wei Meng See	Chief Technology Officer
Name: Wei Meng See

/s/ Yangan Ou	Director
Name: Yangan Ou

/s/ Wai Man Raymond Cheung	Director
Name: Wai Man Raymond Cheung

/s/ Ser Chiang Ng	Director
Name: Ser Chiang Ng

/s/ Yuanting Zhang	Director
Name: Yuanting Zhang

/s/ Yufei Li	Director
Name: Yufei Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 11, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.